EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the AppIQ, Inc. 2001 Stock Option and Incentive Plan of our report dated November 16, 2004, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report on Form 10-K for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Jose, California
November 17, 2005